As filed with the Securities and Exchange Commission on June 11, 2003

                                              Registration No. 333
------------------------------------------------------------------------
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                                 ------

                                FORM S 8
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                               ElderTrust
     -------------------------------------------------------------
  (Exact name of registrant as specified in its declaration of trust)

                                Maryland
     -------------------------------------------------------------
  (State or other jurisdiction of incorporation or organization)

                               23-2932973
     -------------------------------------------------------------
                 (I.R.S. employer identification no.)

         2711 Centerville Rd., Suite 108, Wilmington, DE 19808
     -------------------------------------------------------------
         (Address of principal executive offices) (Zip code)

                  2003 Share Option and Incentive Plan
     -------------------------------------------------------------
                        (Full title of the plan)

                          D. Lee McCreary, Jr.
                 President and Chief Executive Officer
                               ElderTrust
          2711 Centerville Rd., Suite 108, Wilmington, DE 19808
     -------------------------------------------------------------
                 (Name and address of agent for service)

                             (302) 993-1022
     -------------------------------------------------------------
     (Telephone number, including area code, of agent for service)

                                Copy to:

                         George P. Barsness, Esq.
                          Hogan & Hartson L.L.P.
                             Columbia Square
                       555 Thirteenth Street, N.W.
                         Washington, D.C.  20004
                             (202) 637-5600

                    CALCULATION OF REGISTRATION FEE


     Title of            Amount        Proposed          Proposed         Amount of
  securities to           to be     maximum offering  maximum aggregate  registration
  be registered        registered   price per share    offering price        fee

Common shares of
beneficial interest,
par value $.01 per
share                   250,000        $8.04 (1)       $2,010,000 (1)        $162.61


   (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, as of June 5, 2003 solely for the purpose of calculating the registration fee.

                       Exhibit Index is on page 9

                                  PART I


          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S 8, such documents will not be filed with the Securities and Exchange Commission (the Commission) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     ElderTrust (the Registrant) hereby incorporates by reference into this registration statement the following documents:

     (a) The Registrants Annual Report on Form 10 K for the year ended December 31, 2002, filed on March 28, 2003;

     (b) The Registrants Form 10 Q for the quarter ended March 31, 2003, filed on May 15, 2003;

     (c)  The Registrants Form 8 Ks filed on March 28, 2003 and March 3,
          2003:

     (c) The description of the Registrants common shares of beneficial interest, par value $.01 per share (the Common Shares), contained in the Registrants Form 8 A12B filed with the Commission on January 20, 1998, including any amendment or report filed for the purpose of updating such description; and

     (d) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, which documents will be deemed to be incorporated into this Registration Statement and a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable (the common shares are registered under Section 12 of the Exchange Act).

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Companys officers and trustees are indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Partnership Agreement of the ElderTrust Operating Limited Partnership (the Operating Partnership) against certain liabilities. The Declaration of Trust of the Company requires it to indemnify its trustees and officers to the fullest extent permitted from time to time under Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (MGCL) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Agreement of Limited Partnership of the Operating Partnership also provides for indemnification of the Registrant and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Registrant in its Declaration of Trust, and limits the liability of the Registrant and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrants Declaration of Trust.

     The Registrant has entered into indemnification agreements with each of its trustees and officers. The indemnification agreements require, among other things, that the Company indemnify its trustees and officers to the fullest extent permitted by law and advance to its trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

     The Registrant also maintains director and officer liability insurance.
                                * * * * *

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number      Description
-------     -------------------------------------------------------------

  5 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered

 23.1	      Consent of KPMG LLP

 23.2       Consent of Hogan & Hartson L.L.P.
            (see Exhibit 5)


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)   To include any prospectus required by Section 10(a)
                   (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

                   424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

            (iii)	 To include any material information with respect to the
                   plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S 3 or Form S 8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware on this 11th day of June, 2003.

                                     ELDERTRUST



                                     By:  /s/ D. LEE MCCREARY, JR.
                                        --------------------------------
                                        D. Lee McCreary, Jr.
                                        President, Chief Executive
                                        Officer Chief Financial Officer,
                                        Treasurer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                       TITLE                 DATE


/s/ D. LEE MCCREARY, JR.   President, Chief Executive	    June 11, 2003
D. Lee McCreary, Jr.       Officer, Chief Financial
                           Officer,	Treasurer,
                           Secretary and Trustee
                           (Principal Executive,
                           inancial and Accounting Officer)


/s/ MICHAEL R. WALKER      Chairman of the Board          June 11, 2003
Michael R. Walker          of Trustees

          SIGNATURE              TITLE                      DATE


/s/ JAMES J. CLYMER             Trustee                June 11, 2003
James J. Clymer

/s/ JOHN G. FOOS                Trustee                June 11, 2003
John G. Foos

/s/ RODMAN W. MOORHEAD, III     Trustee                June 11, 2003
Rodman W. Moorhead, III

/s/ EDWARD J. RODGERS           Trustee                June 11, 2003
Edward J. Rodgers

/s/ HAROLD L. ZUBER, JR.        Trustee                June 11, 2003
Harold L. Zuber, Jr.

                            EXHIBIT INDEX


Exhibit
Number             Description                                   Page
-------          -------------------------------------------     ----

 5 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered

23.1             Consent of KPMG LLP

23.2             Consent of Hogan & Hartson L.L.P.
                 (see Exhibit 5)